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                                                  Exhibit 19(ii) Under Form N-1A

                               CONSENT OF COUNSEL

         We hereby consent to the use of our name and to the references to our firm under the caption "Legal Counsel" included in or made a part of the Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A, File No. 33-24848, filed under the Securities Act of 1933, as amended, and Amendment No. 19 to the Registration Statement on Form N-1A, File No. 811-5669), filed under the Investment Company Act of 1940, as amended, of the Fountain Square Funds.

Bloomfield Hills, Michigan                  HOWARD & HOWARD ATTORNEYS, P.C.
September 27, 1996

                                            By:   /s/ Robert C. Rosselot
                                                  ---------------------------
                                                  Robert C. Rosselot